Exhibit 99.1
Remy International, Inc. Announces Fourth Quarter and Full Year 2014 Results
PENDLETON, Ind., February 18, 2015 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starter motors and alternators for light vehicle and commercial vehicle applications, multi-line products and hybrid electric motors, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

Financial Results	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Net sales	$281.4 million	$297.2 million	$1,182.3 million	$1,140.2 million
Net income	$11.7 million	$11.6 million	$6.1 million	$15.8 million
Diluted earnings per share	$0.37	$0.36	$0.19	$0.48
Net cash provided by operating activities	$48.3 million	$44.0 million	$41.6 million	$58.2 million
Cash earnings per share	$0.64	$0.96	$2.53	$2.94
Adjusted EBITDA	$33.8 million	$41.7 million	$139.4 million	$144.1 million

Fourth Quarter Highlights

•	Net sales of $281.4 million for the fourth quarter of 2014, a decrease of 5% compared to $297.2 million for the fourth quarter of 2013.

•
Adjusted EBITDA of $33.8 million for the fourth quarter of 2014 compared to $41.7 million for the fourth quarter of 2013. The decrease of $7.9 million in Adjusted EBITDA is primarily driven by a $3.7 million negative impact of foreign currency in the fourth quarter of 2014 and integration costs associated with the USA Industries acquisition of $3.4 million.

Full Year Highlights

•	Net sales of $1,182.3 million for the year ended December 31, 2014, an increase of 4% compared to $1,140.2 million for the year ended December 31, 2013.

•	Our global OE backlog for 2017 increased a net $243 million in 2014 with new program awards from several global customers. This represents a 43% increase in OE sales over 2013 results.

•
Adjusted EBITDA of $139.4 million for the year ended December 31, 2014 compared to $144.1 million for the year ended December 31, 2013. The decrease of $4.7 million in Adjusted EBITDA is primarily driven by a negative $12.9 million foreign currency impact. Excluding the currency impact, Adjusted EBITDA increased 5.7% over prior year, and Adjusted EBITDA Margin improved to 12.9% in 2014 from 12.6% in 2013.

•
The previously announced transactions with Fidelity National Financial, Inc. ("FNF")(the "Transaction"), were completed, which resulted in the indirect distribution of all the shares held by FNF to the holders of its Fidelity National Financial Ventures ("FNFV") tracking stock, and the acquisition by Remy of a small company, Fidelity National Technology Imaging, LLC ("Imaging"). The Transaction was approved by Remy stockholders at a Special Meeting held on December 31,

2014. The transaction costs and purchase accounting adjustments are included in the reported results, impacting operating income by $7.9 million in the fourth quarter and $35.8 million for the full year.

“We reported improved sales despite weaker economic conditions internationally,” said President and CEO Jay Pittas. "Revenues grew 4% with improved demand for North American on-highway trucks and passenger vehicle aftermarket parts. We also delivered strong growth in China driven by new products and programs. We continue to invest for future growth, reflecting our commitment to technology and product leadership, and supported a 43% increase in our OE business backlog.”

Pittas continued, “We are committed to improving the quality of our products and service for our customers, closely managing costs and further improving our financial performance in 2015. The company is passionate about building shareholder value by profitably growing the business organically, funding strategic acquisitions and returning cash to shareholders via dividends and share repurchase programs.”

The company continues to pay a quarterly dividend of $0.10 per share and recently announced a $100 million stock repurchase program targeted for completion over the next three years.

About Remy International, Inc.
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy®, World Wide Automotive® and USA Industries® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss fourth quarter and full year 2014 results on Thursday, February 19, 2015 beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.

Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided adjusted EBITDA, cash earnings and cash earnings per share, and adjusted operating income, non-U.S. GAAP financial measures, which are frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measures presented provide a useful measure of Remy’s financial performance since they exclude certain items which do not reflect ongoing operations. A reconciliation of U.S. GAAP net income to adjusted EBITDA, U.S. GAAP Operating income to Adjusted operating income, and adjusted EBITDA to cash earnings and cash earnings per share is provided herein. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost, (ix) certain purchase accounting finished goods inventory step-up costs, (x) litigation settlements and related legal fees, (xi) Transaction related fees, and (xii) other adjustments. We have updated our definition to include litigation settlements and related legal fees, as well as, Transaction related fees. All periods presented conform to this definition. Cash earnings is defined as adjusted EBITDA less cash paid for (i) income taxes, (ii) interest expense and (iii) capital expenditures. We define adjusted operating income as operating income (loss) before (i) purchase accounting related charges, (ii) restructuring and other charges, (iii) litigation settlements and related legal fees, (iv) Transaction related fees, (v) executive officer separation cost, and (vi) other adjustments. Adjusted EBITDA, cash earnings, and adjusted operating income as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual

Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2014 will be available on the Remy International Website at: http://www.remyinc.com under "Investor Relations".

Investor Contact:
Investor Relations
ir@remyinc.com
(765) 778-6602

SOURCE: Remy International, Inc.

Remy International, Inc.

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014, and Definitive Merger Proxy Statement filed December 2, 2014 each of which were filed with the United States Securities and Exchange Commission. The Definitive Merger Proxy Statement discusses our change in accounting basis in connection with the Transaction completed on December 31, 2014.

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended December 31,
(In thousands, except per share amounts)	2014	2013
Net sales	$281,432	$297,223
Cost of goods sold	239,141	243,354
Gross profit	42,291	53,869
Selling, general, and administrative expenses	28,839	32,235
Restructuring and other charges	778	(197)
Operating income	12,674	21,831
Interest expense–net	4,988	4,280
Income before income taxes	7,686	17,551
Income tax (benefit) expense	(4,009)	6,000
Net income	$11,695	$11,551

Basic earnings per share:
Basic weighted average shares outstanding (a)	31,787	31,513
Basic earnings per share	$0.37	$0.37

Diluted earnings per share:
Diluted weighted average shares outstanding (a)	31,906	31,812
Diluted earnings per share	$0.37	$0.36

(a)
Weighted average shares outstanding is calculated based on the Old Remy weighted average basic and diluted shares outstanding and assuming the additional 272,851 shares issued in respect of the contribution of Imaging were outstanding for the entire period under common control, or August 2012 through December 31, 2014.

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Years ended December 31,
(In thousands)	2014	2013
Net sales	$1,182,328	$1,140,183
Cost of goods sold	1,020,095	954,402
Gross profit	162,233	185,781
Selling, general, and administrative expenses	132,693	135,237
Restructuring and other charges	3,383	4,066
Operating income	26,157	46,478
Interest expense–net	20,029	18,978
Loss on extinguishment of debt and refinancing fees	—	2,737
Income before income taxes	6,128	24,763
Income tax expense	55	8,959
Net income	6,073	15,804
Less net income attributable to noncontrolling interest	—	659
Net income attributable to common stockholders	$6,073	$15,145

Basic earnings per share:
Basic weighted average shares outstanding (a)	31,754	31,480
Basic earnings per share	$0.19	$0.48

Diluted earnings per share:
Diluted weighted average shares outstanding (a)	31,870	31,661
Diluted earnings per share	$0.19	$0.48

(a)
Weighted average shares outstanding is calculated based on the Old Remy weighted average basic and diluted shares outstanding and assuming the additional 272,851 shares issued in respect of the contribution of Imaging were outstanding for the entire period under common control, or August 2012 through December 31, 2014.

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation cost, certain purchase accounting finished goods inventory step-up costs and other adjustments as set forth in the reconciliations provided below. We have updated our definition to include litigation settlements and related legal fees, as well as, Transaction related fees. All periods presented conform to this definition.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended December 31,		Years ended December 31,
(In thousands)	2014	2013	2014	2013
Net income attributable to common stockholders	$11,695	$11,551	$6,073	$15,145
Adjustments:
Interest expense–net	4,988	4,280	20,029	18,978
Income tax expense (benefit)	(4,009)	6,000	55	8,959
Depreciation and amortization	18,366	17,646	74,571	76,454
Stock-based compensation expense	811	1,667	4,265	6,561
Net income attributable to noncontrolling interest	—	—	—	659
Restructuring and other charges	778	(197)	3,383	4,066
Loss on extinguishment of debt and refinancing fees	—	—	—	2,737
Litigation settlements and related legal fees	132	496	23,872	2,475
Transaction related fees	853	—	3,567	—
Executive officer separation	—	—	—	7,000
Purchase accounting finished goods inventory step-up	—	—	3,474	—
Other	158	301	150	1,096
Total adjustments	22,077	30,193	133,366	128,985
Adjusted EBITDA	$33,772	$41,744	$139,439	$144,130

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Cash earnings and cash earnings per share

Management believes cash earnings and cash earnings per share, which are non-U.S. GAAP measures, are useful in evaluating the ongoing operating performance of the Company. We define cash earnings as adjusted EBITDA less cash paid for (i) income taxes, (ii) interest expense and (iii) capital expenditures. Cash earnings per share is defined as cash earnings divided by the weighted average number of diluted shares outstanding for the period. Other companies in our industry define cash earnings and cash earnings per share differently from us and, as a result, our measures are not comparable to similarly titled measures used by other companies in our industry.

The following table sets forth a reconciliation of cash earnings per share to its most directly comparable U.S. GAAP measure, diluted earnings (loss) per share:

	Three months ended December 31,		Years ended December 31,
(In thousands, except per share amounts)	2014	2013	2014	2013
Adjusted EBITDA (a)	$33,772	$41,744	$139,439	$144,130
Adjustments:
Cash paid for income taxes	(3,161)	(1,352)	(17,126)	(7,355)
Cash paid for interest expense	(4,721)	(5,067)	(19,184)	(21,479)
Purchases of property, plant and equipment	(5,485)	(4,696)	(22,448)	(22,090)
Total adjustments	(13,367)	(11,115)	(58,758)	(50,924)
Cash earnings	$20,405	$30,629	$80,681	$93,206

Diluted earnings per share:
Diluted weighted average shares outstanding (b)	31,906	31,812	31,870	31,661
Diluted earnings per share	$0.37	$0.36	$0.19	$0.48
Diluted cash earnings per share	$0.64	$0.96	$2.53	$2.94

(a)	See accompanying Non-U.S. GAAP reconciliation schedule of Adjusted EBITDA.

(b)
Weighted average shares outstanding is calculated based on the Old Remy weighted average diluted shares outstanding and assuming the additional 272,851 shares issued in respect of the contribution of Imaging were outstanding for the entire period under common control, or August 2012 through December 31, 2014.

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted operating income

Management believes adjusted operating income, which is a non-U.S. GAAP measure, is a useful in evaluating the ongoing operating performance of the Company. We define adjusted operating income as operating income before (i) purchase accounting related charges, (ii) restructuring and other charges, (iii) litigation settlements and related legal fees, (iv) Transaction related fees, (v) executive officer separation cost, (vi) other adjustments, and (vii) Transaction basis adjustments, as set forth in the reconciliations provided below. Other companies in our industry define adjusted operating income differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

The following table sets forth a reconciliation of adjusted operating income to its most directly comparable U.S. GAAP measure, operating income:

	Three months ended December 31,		Years ended December 31,
(In thousands)	2014	2013	2014	2013
Operating income	$12,674	$21,831	$26,157	$46,478
Adjustments:
Purchase accounting related charges (a)	230	—	4,663	—
Restructuring and other charges (b)	778	(197)	3,383	4,066
Litigation settlements and related legal fees (c)	132	496	23,872	2,475
Transaction related fees (d)	853	—	3,567	—
Executive officer separation (e)	—	—	—	7,000
Transaction basis adjustments (f)	7,060	8,183	32,244	40,774
Total adjustments	9,053	8,482	67,729	54,315
Adjusted operating income	$21,727	$30,313	$93,886	$100,793

(a)	Represents the elimination of finished goods inventory step-up, customer relationships amortization and lease intangible amortization related to the USA Industries acquisition.

(b)	Represents the elimination of restructuring and other charges.

(c)	Represents the elimination of the amount recorded in connection with legal settlements and related legal costs.

(d)	Represents the elimination of costs incurred for legal and professional fees related to the Transaction.

(e)
Represents the lump sum cash payment pursuant to the terms of the Transition, Noncompetition and Release Agreement with John H. Weber, our former President and Chief Executive Officer, effective February 28, 2013.

(f)
Represents the purchase accounting adjustments impacting operating income related to the August 14, 2012 acquisition of a controlling interest in Remy by Fidelity National Financial, Inc. ("FNF"). Under U.S. GAAP accounting rules on the treatment of transactions occurring within controlled groups, FNF’s basis of accounting for Remy is the basis on which we will present in our financial statements.